Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-41714, No. 333-69334, No. 333-71866, and No. 333-139999 on Form S-8 of Transgenomic, Inc. and subsidiaries, of our report dated March 26, 2008 relating to our audit of the consolidated financial statements appearing in the Annual report on Form 10-K of Transgenomic Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Omaha, Nebraska

March 26, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41714, No. 333-69334, No. 333-71866 and No. 333-139999 on Form S-8 of our report dated March 30, 2007, relating to the financial statements of Transgenomic, Inc., and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company’s adoption in 2006 of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) appearing in this Annual Report on Form 10-K of Transgenomic, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

March 20, 2008